UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

Radius Global Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 39568	98-1524226
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

660 Madison Avenue, Suite 1435 New York, NY	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01Other Events.

On February 1, 2021, the Board of Directors (“Board”) of Radius Global Infrastructure, Inc. (the “Company”) declared a stock dividend payment of 2,474,421 shares of the Company’s Class A common stock, par value $0.0001 per share (the "Class A Common Stock") that was paid on February 4, 2021 to the sole holder of record of all the issued and outstanding shares of Series A Founder Preferred Stock, par value $0.0001 per share (the “Series A Founder Preferred Stock”) as of the close of business on February 1, 2021.  The stock dividend was declared pursuant to the terms of the Series A Founder Preferred Stock, under which the holders became entitled to receive a cumulative annual dividend when, as and if declared by the Board after the volume weighted average price of the Class A Common Stock was at or above $11.50 for ten consecutive trading days.  This dividend on the Series A Founder Preferred Stock is payable in cash or in shares of Class A Common Stock in the sole discretion of the Board.

Pursuant to Section 4.01(d) & (e) of the Limited Liability Company Agreement (“the OpCo LLC Agreement”) of APW OpCo LLC (a direct subsidiary of the Company), in connection with the payment of the stock dividend referenced in the preceding paragraph, APW OpCo LLC is required (1) to issue to the Company a number of its Class A Common Units (a “Founder Distribution”) that is equal to the number of shares of Class A Common Stock issued in respect of the stock dividend amount, and (2) to issue a corresponding distribution (a “Rollover Distribution”) to each holder of Series A Rollover Profits Units (a “Series A RPU Holder”) of Class B Common Units of APW OpCo LLC to provide each such Series A RPU Holder a number of Class B Common Units (and accompanying Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) to be issued by the Company in accordance with the Company’s Certificate of Incorporation) proportionate to such Series A RPU Holder’s Class B Common Units in APW OpCo LLC relative to the Class A Common Units held by the Company prior to the Founder Distribution.  On February 1, 2021, the Board approved that, following the Rollover Distribution, the Company would issue (for such consideration which that the Board has determined to be at least equal to the aggregate par value of the shares of Class B Common Stock being issued) to each Series A RPU Holder a number of shares of Class B Common Stock equal to the number of Class B Common Units issued to such Series A RPU Holder by APW OpCo LLC comprising such Series A RPU Holder’s pro rata share of the Rollover Distribution in accordance with the Company’s Certificate of Incorporation, which aggregate number of shares of Class B Common Stock is equal to 197,739.

In addition, on January 6, 2021, the Board approved, and on January 7, 2021, the Company filed with the Secretary of State of the State of Delaware, a Certificate of Correction to the Company’s Certificate of Incorporation to correct an error in the definition of Preferred Share Dividend Equivalent (as set forth in Article Fourth, B.(2)(a)(S) of the Company’s Certificate of Incorporation).  The Certificate of Correction and its filing, to which the sole holder of all of the Company’s Series A Founder Preferred Stock consented, corrected the definition of Preferred Share Dividend Equivalent properly to document that the definition of Preferred Share Dividend Equivalent should aggregate only the number of shares of Class A Common Stock issued and outstanding immediately following the consummation of the transactions required to be effected at the Closing (as defined in the Merger Agreement (as defined in the Certificate of Incorporation)) in connection with the Merger Agreement, including those shares of Class A Common Stock issued pursuant to the exercise of warrants as of the consummation of such transactions, but not those shares of Class A Common Stock issuable pursuant to the exercise of warrants after the consummation of such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/Scott G. Bruce_____
	Name	Scott G. Bruce
	Title:	President

Date: February 5, 2021